ARTICLES OF AMENDMENT

                                       OF

                              Creative Vistas, Inc
                      ------------------------------------
                             [Name of Corporation]

1.  The name of the corporation is Creative Vistas, Inc

2.  Attached hereto as Exhibit A is the text of each amendment adopted.

3.  | |   The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    | | Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided therein.

    | | The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

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4.  The amendment was adopted the 27th day of September, 2004

5.  | |   The amendment was adopted by the incorporators board of directors without shareholder action and shareholder action was not required.

    | |   The amendment was approved by the sharedholders. There is (are) one voting groups eligible to vote on the amendment. The designation of voting groups entitled to vote seperately to the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

          The voting group consisting of 10,000,000 outstanding shares of common (class or series) stock is entitled to 10,000,000 votes. There were 9,917,526 votes present at the meeting. The voting group cast 9,917,426 votes for and 100 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

ARS ss. 10-140 requires that changes to corporation(s) be executed by an officer of the corporation, whose filed is to be changed.

The voting group consisting of ________________ outstanding shares of ______________ (class or series) stock is entitled to ___________________ votes.
There were _____________________ votes present at the meeting. The voting group cast _________________ votes for and _____________________ against approval of the amendment. The number of votes case for approval of the amendment was sufficient for approval by the voting group.

                     DATED as of this 27 day of September, 2004


                                        Creative Vistas, Inc.
                      ----------------------------------------------------------
                                        [name of corporation]

                      By   /s/ Ronald E. Warnick
                        --------------------------------------------------------
                           Ronald E. Warnicke, Secretary
                      ----------------------------------------------------------
                                 [name]         [title]

                                    EXHIBIT A

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              CREATIVE VISTAS, INC

Pursuant to the provisions of Section 10-1001 of the Arizona Revised Statutes, the undersigned corporation (the "Company") adopts the following Articles of Amendment to its Articles of Incorporation.

1.    The name of the Company is: Creative Vistas, Inc

2. Pursuant to Section 10-1003 of the Arizona Reivsed Statues, the board of directors and the shareholders of the Company adopted the following amendments to its Articles of Incorporation.

      Article V, Premptive Rights, is hereby amended by deleting such article in its entirety and replacing the deleted Article V with the following:

      The holders from time to time of the capital stock of the corporation shall not have any preemptive right to acquire the corporation's unissued shares of capital stock.

3. The amendment to the Articles of Incorporation was adopted by the shareholders of the Company at a meeting on September 27, 2004, in the manner prescribed by law.

4. The number of shares of common stock outstanding at the time of such adoption was 10,000,000 shares and the number of shares of common stock entitled to vote on the amendment was 10,000,000 shares.

5. The number of shares of each class entitled to vote thereon as a class voted for or against such amendment, respectively was:

         CLASS                      NUMBER FOR                 NUMBER AGAINST
     Common Stock                   9,917,426                        100

6. The number of shares of common stock cast for the amendment was sufficient for approval by the voting group.

    DATED:  September 27, 2004

                                               CREATIVE VISTAS, INC
                                               By: /s/ Rudy Miller
                                                  ------------------------------
                                                  Rudy R. Miller, President

     ATTESTED



By: /s/
  ---------------------------------------
  Ronal E. Warnicke, Secretary